EXHIBIT 10.39

TO:                 _______

FROM:               Mary T. Schuba

DATE:               January ____, 1999

SUBJECT:            Matching Stock Award Program

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         In 1997,  Homestake  Mining Company  established a Matching Stock Award
Program to assist key employees in achieving the stock ownership guidelines set by the Board. The Program was established under the Homestake Mining Company Stock Option and Share Rights Plan - 1996 (the "Plan"). Under the Program, you have the right to receive one share of matching stock for each three shares enrolled in the program. You will be permitted to enroll shares in the Program once each calendar year. The right to receive the matching shares will vest on the fifth anniversary of enrollment of the shares to be matched. Once you enroll shares, you must hold the enrolled stock continuously throughout the five year period. If you sell or otherwise transfer the enrolled stock during the five-year holding period, you will completely forfeit the right to receive the corresponding matching stock. Each annual enrollment will be treated as a single enrollment and will not impact any other enrollment, holding period or forfeiture. Once shares have been matched, those shares may not be enrolled in the program a second time.

         You may enroll shares held of record or held beneficially, including shares held in a 401(k) account or in an IRA, or held in trust for you. You may enroll shares separately owned by you or held jointly or as community property with your spouse. Shares held separately by or for the benefit of your spouse and shares held by or for the benefit of your children are not eligible for enrollment under the Program. If you hold shares jointly with a person other than your spouse, or if you share beneficial ownership of shares with a person other than your spouse, only the portion of stock attributable to you may be enrolled in the Program.

         At the time shares are enrolled, you must provide the Company with a statement certifying the number of shares that you wish to enroll in the Program. Appropriate documentation of ownership, such as a copy of a current 401(k) statement, an IRA, trust or brokerage statement, or stock certificate must accompany the certification.

         By electing to enroll in the Program, you are indicating your intent to hold the shares for at least five years. Each year you will be required to provide documentation that you still hold the shares. If you do not continue to retain the enrolled shares, your right to receive the matching shares will be forfeited.

         Except as hereafter provided, all rights to receive matching shares that have not already vested will expire and be forfeited if you cease to be an "Employee" (as defined in the Plan) of Homestake or any Affiliate of Homestake prior to fifth anniversary of the date on which you enrolled the shares to be matched. If any company or other entity which is your employer ceases to be an Affiliate of Homestake, then you will be deemed to have ceased being an Employee as of the time that company or other entity ceases to be an Affiliate.


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         If you  have a  termination  of  employment  for  any of the  following reasons, then on such termination, your right to receive any matching shares that have not vested will vest in the same proportion as equals the proportion of (i) number of months (or part thereof) from the date of enrollment of the shares to be matched to (ii) the fifth anniversary of enrollment. This paragraph applies if (1) you die, (2) you are Disabled (as defined in the Homestake Retirement Plan), (3) you retire from Homestake or any Affiliated Company on or after your Normal Retirement Date or on your Early Retirement Date (as defined in the Homestake Retirement Plan), (4) you retire at a time when you are eligible to receive a "Retirement Benefit" under the Homestake Executive Supplemental Retirement Plan, or (5) your termination of employment takes place within one year following a "Change of Control" and is as a result of (x) termination by Homestake or any Affiliated Company other than for "Good and Sufficient Cause" or (y) termination by you for "Good Reason" (all as defined in the Company's Change of Control Severance Plan).

         You do not own any matching shares until your right to receive the shares has vested and the shares have actually been issued. Until the matching shares are issued, you will not be entitled to exercise any voting rights or receive dividends in respect of such shares.

         Notwithstanding anything contained herein to the contrary, the Company's obligation to issue or deliver matching shares will be subject to all applicable laws, rules and regulations, including stock exchange rules. If any laws, rules or regulations require that the Company take any action before issuance and delivery of shares, then the date of issuance and delivery will be delayed for the period necessary to take such action.

         The Company may be required to withhold income and other taxes payable in respect of matching shares. If withholding is required, you will have the opportunity to satisfy the withholding requirement by (i) paying the withholding amounts in cash to the Company, (ii) having the required amount withheld from other monies then due to you, or (iii) having the Company retain a portion of the matching shares otherwise then payable to you in an amount equal in value to the required withholding amounts, with the Company paying the required withholding amounts. If you select the third alternative, you must notify the Company at least seven days before the date the matching shares become payable to you.

         In 1997 and 1998,  you enrolled  ___________  and  _________  shares of
Homestake Common Stock in this Program. Please provide documentation that you still hold enrolled stock.

         If you wish to enroll additional stock in this program, please complete the attached certification form, attach the appropriate documentation and return to me by January 30, 1999.


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                            HOMESTAKE MINING COMPANY

                          Matching Stock Award Program
                                  January 1999


         I elect to enroll _______ shares of Homestake common stock in the Matching Stock Award Program ("the Program"). I understand that I will be granted one matching share of Homestake common stock for each three shares I have enrolled in the Program and that I vest in such matching shares in five years provided I maintain continuous ownership of the enrolled shares. I have attached documentation verifying ownership of the enrolled shares. The attached memo from Mary T. Schuba dated January ___, 1999 sets out terms which form a part of this Award.


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